INDEPENDENT AUDITORS' CONSENT



The Board of Directors
United Carolina Bancshares Corporation


     We consent to incorporation by reference in the Registration Statement on Form S-8 of United Carolina Bancshares Corporation (the "Corporation") relating to the United Carolina Bancshares Corporation Dollar Plus Savings Plan and Trust of our report dated January 17, 1996, relating to the consolidated balance sheets of United Carolina Bancshares Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated Statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of United Carolina Bancshares Corporation, and the reference to our firm under the heading "Experts" in the prospectus. Our report dated January 17, 1996, refers to the fact that on December 31, 1993, the Corporation adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities", and on January 1, 1993, the Corporation adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income
Taxes". Our report also refers to the fact that on January 1, 1994, the Corporation adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits".

We consent to incorporation by reference in the Registration Statement on Form S-8 of United Carolina Bancshares Corporation relating to the United Carolina Bancshares Corporation Dollar Plus Savings Plan and Trust of our report dated January 26, 1996, relating to the statements of net assets available for benefits of the United Carolina Bancshares Corporation Dollar Plus Savings Plan and Trust as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 11-K of United Carolina Bancshares Corporation, and the reference to our firm under the heading "Experts" in the prospectus.

                                        /s/ KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP

Raleigh, North Carolina
July 19, 1996


                                 Exhibit 23 (b)

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